UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 30, 2010, the Board of Directors of Graystone Tower Bank, the principal subsidiary of Tower Bancorp, Inc. (“Tower”), authorized its management to implement a plan to discontinue the mortgage banking activities associated with the American Home Bank division (the “AHB Division”) of Graystone Tower Bank. The AHB Division was acquired by Tower by virtue of its merger acquisition of First Chester County Corporation (“First Chester”) and First National Bank of Chester County, which was completed on December 10, 2010.

Prior to its acquisition of First Chester, Tower concluded that the multi-state residential mortgage banking business of the AHB Division was incompatible with Tower’s relationship-based community banking business model. Accordingly, the merger agreement between Tower and First Chester required that First Chester use its best efforts to sell the AHB Division at or prior to the effective date of the merger, which efforts were ultimately unsuccessful.

Tower expects to completely discontinue the activities associated with the AHB Division within 90 to 120 days of January 1, 2011.

In connection with discontinuing the mortgage banking activities associated with the AHB Division, Tower anticipates that it will incur a pre-tax restructuring charge of approximately $5.0 million to $5.6 million (approximately $4.2 million to $4.3 million of which is anticipated to result in future cash expenditures), the primary components of which are approximately $1.6 million in one-time employment related termination benefits, approximately $1.2 million in contract termination costs, approximately $1.0 million in lease termination costs, approximately $400 thousand to $900 thousand in costs associated with terminating certain joint venture subsidiaries, and approximately $800 thousand to $900 thousand in miscellaneous costs and expenses, including legal, tax and accounting costs.

Tower will continue to offer residential mortgage products through Graystone Tower Bank and Graystone Mortgage, LLC, a subsidiary of Graystone Tower Bank.

FORWARD-LOOKING STATEMENTS

Tower has made, and may continue to make, certain forward-looking statements in this Report, including information incorporated by reference in this Report. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “target,” “intend” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of Tower and its subsidiaries. These forward-looking statements are subject to various assumptions, risks, uncertainties and other factors including, but not limited to, market risk; changes or adverse developments in economic, political, or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth; asset quality and the impact on assets from adverse changes in the economy and in credit or other markets and resulting effects on credit risk and asset values; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; capital and liquidity strategies and other financial and business matters for future periods.

Because of the possibility of changes in these assumptions, actual results could differ materially from those contained in any forward-looking statements. Tower encourages readers of this Report to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements are qualified in their entirety by the risk factors and cautionary statements contained in Tower’s periodic and current reports filed with the Securities and Exchange Commission and speak only as of the date they are made. Tower does not undertake any obligation to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: January 5, 2011	By:	/S/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer